Exhibit 10.5
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                            NON-COMPETITION AGREEMENT
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     THIS AGREEMENT is entered into as of the 29th day of June, 2001, by and among Silas K.F. Chou, Lawrence S. Stroll (each, an "Executive" and together, the "Executives") and Tommy Hilfiger Corporation (the "Company").

     WHEREAS, the Company, Tommy Hilfiger (Eastern Hemisphere) Limited ("THEH") and TH Europe Holdings Limited (the "Seller") are entering into a Stock Purchase Agreement (the "Stock Purchase Agreement"), of even date herewith, pursuant to which THEH will purchase from the Seller all of the outstanding capital stock of T.H. International N.V. (together with its subsidiaries, "THNV") (the "Acquisition"); and

     WHEREAS, each of the Executives has an indirect beneficial ownership interest in the Seller; and

     WHEREAS, the Company's willingness to enter into the Stock Purchase Agreement is based on the Executives' willingness to enter into this Agreement.

     NOW, THEREFORE, in consideration of the Company's performance under the Stock Purchase Agreement, the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1. TERM OF AGREEMENT. The term of this Agreement shall begin on the date of the closing of the Acquisition and shall end on the second anniversary of the date hereof (the "Non-Competition Period"). Notwithstanding the foregoing or any other provision of this Agreement to the contrary, this Agreement shall terminate and be null and void ab initio immediately upon the termination of the Stock Purchase Agreement before consummation of the Acquisition.

     2. NON-COMPETITION. During the Non-Competition Period, each of the Executives agrees that, without the consent of the disinterested directors of the Company, he will not become (a) an officer, director, employee, consultant or partner in any entity that, directly or through its subsidiaries, is (or proposes to become during the Non-Competition Period) a direct and substantial competitor in Europe of the business engaged in by THNV as of the date of this Agreement or (b) an investor in greater than 5% of the equity interests or voting power in any entity that, directly or through is subsidiaries, is (or proposes to become during the Non-Competition Period) a direct and substantial competitor in Europe of the business engaged in by THNV as of the date of this Agreement, other than investments in an entity in which the annual revenues for such entity and its consolidated subsidiaries for the most recently completed fiscal year relating to the business of such entity that directly competes with THNV in Europe are less than 20% of such entity's consolidated total revenues for such fiscal year. Notwithstanding the foregoing, each of the Executives may own equity interests or voting power in and serve as directors and officers of Pepe Holdings Limited and its direct and indirect wholly and majority-owned subsidiaries ("Pepe"); provided, however, during the Non-Competition Period, Pepe shall not become a direct and substantial competitor in Europe of the business engaged in by THNV as


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of the date of this Agreement other than in jeanswear and jeans-related apparel and accessories businesses engaged in by Pepe as of the date of this Agreement. For the purpose of clarification, it is understood that, A&G Holdings Ltd. and its direct and indirect subsidiaries are not considered to be direct and substantial competitors of the business engaged in by THNV as of the date of this Agreement.

     3. VIOLATION. Each Executive acknowledges that he has carefully read and considered the terms of this Agreement and knows them to have been essential to induce the Company to consummate the Stock Purchase Agreement and that remedies at law will not be sufficient in the event of any breach of the provisions contained herein. Therefore, in the event of a breach of this Agreement, the Company shall be entitled, in addition to any other remedy at law or in equity to which it may be fully entitled, to equitable relief against such Executive, including, without limitation, an injunction to restrain such Executive from such breach or threatened breach and to compel compliance with this Agreement in protecting or enforcing its rights and remedies and enforcement of specific performance by such Executive of this Agreement. Each Executive agrees to waive any requirement for the posting of any bond in connection with such injunction or equitable relief.

     4. MODIFICATION. The parties further agree and acknowledge that the duration, scope and geographic area of the covenant not to compete described in Sections 1 and 2 are fair, reasonable and necessary in order to protect the future operations and profitability of the Company and other legitimate interests of the Company, that adequate consideration has been received by the Executive for such obligations, and that these obligations do not prevent the Executive from earning a livelihood. If, however, for any reason any court determines that the restrictions in Sections 1 and 2 are not reasonable, that consideration is inadequate or that the Executive has been prevented unlawfully from earning a livelihood, such restrictions shall be interpreted, modified or rewritten to include as much of the duration, scope and geographic area identified in Sections 1 and 2 as will render such restrictions valid and enforceable.

     5. NOTICES. All notices hereunder, to be effective, shall be in writing and shall be deemed delivered when delivered by hand, upon confirmation of receipt by telecopy or three (3) days after mailing by first-class, certified mail, postage and fees prepaid, as follows:

          (a)  For notices and communications to the Company:

                      Tommy Hilfiger Corporation
                      c/o Tommy Hilfiger U.S.A., Inc.
                      25 West 39th Street
                      New York, NY  10018
                      Attn:  Joel J. Horowitz
                      Telecopier No.:  (212) 548-1818




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          (b)  For notices and communications to Mr. Chou:

                       Silas Chou
                       c/o Novel Enterprises Limited
                       12/F, Novel Industrial Building
                       850-870 Lai Chi Kok Road
                       Cheung Sha Wan, Kowloon
                       Hong Kong
                       Telecopier No.: 852-2370-1305

          (c)  For notices and communications to Mr. Stroll:

                        Lawrence Stroll
                        c/o Tommy Hilfiger Canada Inc.
                        7077, avenue du Parc, Suite 502
                        Montreal, Quebec, Canada H3N 1X7
                        Telecopier No.: 514-278-6184

By notice complying with the foregoing provisions of this Section, each party shall have the right to change the address for future notices and communications to the other parties.

     6. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

     7. MODIFICATION; WAIVER. No provision of this Agreement may be modified or waived unless such modification or waiver is agreed to in writing and executed by each Executive affected thereby and by a duly authorized officer of the Company. No waiver by any party hereto at any time of any breach by another party hereto of, or failure to comply with, any condition or provision of this Agreement to be performed or complied with by such other party shall be deemed a waiver of any similar or dissimilar conditions or provisions at the same or at any prior or subsequent time. Failure by an Executive or the Company to insist upon strict compliance with any provision of this Agreement or to assert any right which such Executive or the Company may have hereunder shall not be deemed to be a waiver of such provision or right or any other provision of or right under this Agreement.

     8. ASSIGNMENT. This Agreement and all rights hereunder are personal to each of the Executives and may not, unless otherwise specifically permitted herein, be assigned by him. Notwithstanding anything else in the Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company whether by purchase, merger or consolidation.

     9. CAPTIONS. Captions herein have been inserted solely for convenience of reference and in no way define, limit or describe the scope or substance of any provision of this Agreement.




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     10. GOVERNING LAW. This Agreement and all disputes, controversies or claims arising out of or related to this Agreement or a breach hereof shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts to be performed in New York.

     11. JURISDICTION; WAIVER OF TRIAL BY JURY. Each of the parties hereto consents to the jurisdiction of the United States District Court for the Southern District of New York and any of the courts of the state of New York in any dispute arising under this Agreement and agrees further that service of process or notice in any such action, suit or proceeding shall be effective if in writing and delivered in person or sent as provided in Section 5 hereof. ANY RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY CLAIM OR ACTION ARISING OUT OF THIS AGREEMENT OR IN CONNECTION HEREWITH IS HEREBY WAIVED.





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     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement in a binding contract as of the day and year first above written.


                                    TOMMY HILFIGER CORPORATION



                                    By: /s/ Joel J. Horowitz
                                        -------------------------------
                                        Name:  Joel J. Horowitz
                                        Title: Chief Executive Officer




                                        /s/ Silas K.F. Chou
                                        -------------------------------
                                                    Silas K.F. Chou




                                        /s/ Lawrence S. Stroll
                                        -------------------------------
                                                     Lawrence S. Stroll